UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 22, 2014
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements
Item 4.01 - Changes in Registrant's Certifying Accountant.
On April 22, 2014, the Company’s independent registered public accounting firm, BDO USA, LLP, formally indicated that it would not stand for re-appointment as the Company’s independent accountant. The Company’s audit committee is in discussions to engage a new independent registered public accounting firm to serve as the Company’s independent accountant.
The report of BDO USA, LLP on the Company’s consolidated financial statements for the fiscal year ended December 31, 2013 raised substantial doubt about the Company’s ability to continue as a going concern, noting the Company’s recurring losses from operations, negative working capital and negative cash flows from operating activities, among other factors.
During the Company’s two most recent fiscal years and any subsequent interim period preceding such declination, there were no disagreements with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO USA, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.
The Company has provided BDO USA, LLP a copy of the statements made in response to this Item 4.01 and has requested BDO USA, LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not BDO USA, LLP agrees with such statements. A copy of the letter of BDO USA, LLP is filed as Exhibit 16.1 to this current report on Form 8-K.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.
16.1 Letter from BDO USA LLP, dated April 24, 2014 addressed to the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

April 25, 2014	/s/ Bradford Peppard
Date	(Signature)
By: Bradford Peppard
Title: Chief Financial Officer